Exhibit 10.23

FIRST AMENDMENT TO DEED OF LEASE

This First Amendment to Deed of Lease (“Amendment”) is made and entered into this 25th day of June, 2010, by and between FP Sterling Park II, LLC, a Virginia limited liability company (“Landlord”), and Sutron Corporation, a Virginia corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to a Deed of Lease dated November 17, 2008 (the “Lease”), whereby Tenant leases from Landlord certain premises containing approximately 27,817 retable square feet of space, known as Suite #100 (the “Existing Premises”), in the building located at 22400 Davis Drive, Sterling, Virginia 20164 (the “Building”) for a Term which expires on May 31, 2019; and

WHEREAS, Tenant desires to expand the Existing Premises to include additional space containing approximately 3,373 rentable square feet of space adjacent to the Existing Premises (the “Expansion Premises”), as shown in the cross-hatched area marked on Exhibit A attached hereto and made a part hereof; and

WHEREAS, Landlord and Tenant wish to enter into this Amendment in order to expand the Existing Premises to include the Expansion Premises and to otherwise modify the Lease as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein made, Landlord and Tenant hereby enter into this Amendment and state as follows:

1.   RECITALS.  The foregoing recitals are incorporated herein by this reference.

2.   CAPITALIZED TERMS.  Unless otherwise defined herein, all capitalized terms shall have the same meaning as they have been assigned in the Lease.

3.   PREMISES. Tenant acknowledges that Tenant is currently in possession of the Existing Premises under the terms of the Lease, and Tenant agrees to accept the same in its “as is” condition for the remainder of the Term.  Landlord will deliver the Expansion Premises to Tenant upon Substantial Completion of the Improvements set forth in Paragraph 5, below (such date being hereinafter referred to as the “Expansion Premises Commencement Date”), which date is estimated to be July 1, 2010.  Beginning on the Expansion Premises Commencement Date, the term “Premises” shall refer to both the Existing Premises together with the Expansion Premises, containing a total of approximately 31,190 rentable square feet.  The Tenant will use the Expansion Premises for the Permitted Use as defined in the Lease.

4.   TERM. The Term of the Lease for the Expansion Premises shall commence on the Expansion Premises Commencement Date, and shall be coterminous with the Term for the Existing Premises, which is scheduled to expire on May 31, 2019.  If Landlord does not deliver possession of the Expansion Premises by any date scheduled or targeted as the Expansion Premises Commencement Date, Landlord shall not have any liability whatsoever to Tenant on account of such failure to deliver possession of the Expansion Premises to Tenant, and Tenant’s leasing of the Expansion Premises shall not be rendered void or voidable as a result of such delay. However, under such circumstances, unless such delay is caused by Tenant or Tenant’s contractors, the Expansion Premises Commencement Date shall be postponed until possession of the Expansion Premises is delivered to Tenant or the Expansion Premises are available for occupancy by Tenant.  If the actual Expansion Premises Commencement Date differs from the targeted Expansion Premises Commencement Date of July 1, 2010, Landlord and Tenant shall execute a Declaration of Lease Commencement, substantially similar to the form attached hereto as Exhibit “C,” after the Expansion Premises Commencement Date has been ascertained.

5.   IMPROVEMENTS.  (a)  Prior to the Expansion Premises Commencement Date, Landlord will, at its sole cost and expense, complete construction of the Expansion Premises in accordance with the final space plan, attached hereto as Exhibit B-1 (the “Space Plan”) and the scope of work, attached hereto as Exhibit B-2 (the “Scope of Work”).  The improvements set forth on the Space Plan and in the Scope of Work are hereinafter collectively referred to as the “Improvements.”

(b)  Landlord’s obligations with respect to improvements and alterations of the Expansion Premises shall be limited to the Improvements set forth on the Space Plan and in the Scope of Work, attached hereto as Exhibits B-1 and B-2, respectively.  Otherwise, Landlord will provide the Expansion Premises in its current “as is” condition.  The Improvements will be constructed using Building standard materials consistent with the materials used in comparable buildings in the Sterling, Virginia submarket.

(c)  If Tenant requests any changes to the Space Plan, the Scope of Work, or the Improvements (the “Tenant Changes”), Tenant must present Landlord with revised drawings and specifications for Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.  If Landlord approves the Tenant Changes, Landlord will incorporate such changes into the Improvements and, notwithstanding any provision of this Lease to the contrary, Tenant shall pay the cost of such Tenant Changes to Landlord as Additional Rent within thirty (30) days following receipt of an invoice from Landlord regarding the same.

(d)  “Substantial Completion” shall be deemed to occur when the Improvements specified herein have been completed in accordance with the Space Plan and the Scope of Work, except for punch-list items identified by Landlord or Tenant which do not substantially interfere with Tenant’s intended use of the Expansion Premises.  If Tenant’s failure to timely submit final working drawings and specifications of materials for Landlord’s approval, long-lead time items requested by Tenant, the Tenant Changes, or any other act or omission (negligent or otherwise) on the part of Tenant, delay the completion of the Improvements (each, a “Tenant Delay”), then Tenant’s obligation to pay Rent for the Expansion Premises will commence on the date that Substantial Completion of the Improvements would have occurred but for such Tenant Delay.

(e)  Landlord and Tenant shall jointly prepare a punch-list within ten (10) business days of tender of possession.  Landlord will use commercially reasonable efforts to repair items required to be repaired within sixty (60) business days of receipt of such punch-list (which time shall be extended for delays beyond Landlord’s reasonable control).

(f)  The parties acknowledge that Landlord’s ability to complete the Improvements is dependent upon Landlord obtaining access to the Existing Premises, which access is subject to the terms of the Lease.  Tenant will be responsible for granting Landlord access to the Existing Premises for the purpose of completing the Improvements and will permit Landlord unfettered access to the Existing Premises in order to allow Landlord to complete the Improvements therein.

6.   BASE RENT.  For the remainder of the Term, Tenant shall continue to pay Base Rent for the Existing Premises in the amounts and upon the terms and conditions set forth in the Lease.  In addition, beginning on the Expansion Premises Commencement Date (a/k/a “EPCD”), Tenant shall pay Base Rent for the Expansion Premises in the amounts set forth in the following schedule:

Time Period	Rentable Square Foot Rate	Annual Base Rent	Monthly Base Rent
EPCD – 5/31/11*	$10.00	$33,730.00	$2,810.83
6/1/11 – 5/31/12	$10.25	$34,573.25	$2,881.10
6/1/12 – 5/31/13	$10.51	$35,450.23	$2,954.19
6/1/13 – 5/31/14	$10.77	$36,327.21	$3,027.27
6/1/14 – 5/31/15	$11.04	$37,237.92	$3,103.16
6/1/15 – 5/31/16	$11.32	$38,182.36	$3,181.86
6/1/16 – 5/31/17	$11.60	$39,126.80	$3,260.57
6/1/17 – 5/31/18	$11.89	$40,104.97	$3,342.08
6/1/18 – 5/31/19	$12.19	$41,116.87	$3,426.41
*Represents a time period that is less than one (1) year.

7.   ADDITIONAL RENT.  For the remainder of the Term, Tenant shall continue to pay Tenant’s Share of Operating Expenses and Real Estate Taxes as provided in Sections 3.03 and 3.05, as well as all other Additional Rent specified in the Lease, except that from and after the Expansion Premises Commencement Date, the Tenant’s Share shall be increased to 54.22% to reflect the increase in the size of the Premises (31,190/57,521).

8.   PAYMENTS TO LANDLORD.  Notwithstanding Sections 1.07 and 3.08 or any other provisions of the Lease to the contrary, all payments to Landlord shall be sent to the following address:

FP Sterling Park II, LLC
P.O. Box 223752
Chantilly, Virginia 20153-3752

9.   REPRESENTATIONS. Landlord and Tenant hereby acknowledge that the Lease is in full force and effect and Tenant acknowledges that Landlord has met all of its obligations under the Lease and is not currently in default thereunder.

10.   RATIFICATION.  Unless a term or condition of the Lease is expressly contradicted by the terms of this Amendment or modified hereby, all terms and conditions of the Lease shall remain in full force and effect and continue to bind Landlord and Tenant.  In the event that a term of this Amendment is fundamentally inconsistent with a term of the Lease, the terms of this Amendment shall control.  The terms of the Lease, as modified hereby, are ratified and affirmed by the parties.

11.   ENTIRE AGREEMENT.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter addressed herein.  No terms, conditions, representations, warranties, promises, or understandings, of any nature whatsoever, express or implied, have been made or relied upon by any party hereto.  This Amendment may not be modified, waived, discharged or terminated other than by a writing executed by the parties hereto.

12.   BROKERS.  Landlord and Tenant each represent and warrant to the other that it has not employed any broker, agent or finder with regard to this Amendment except First Potomac Management LLC, which broker will be paid pursuant to a separate agreement with Landlord, and each party hereby indemnifies and holds harmless the other for any other claims relating to commissions or brokerage fees arising from a breach of the above warranty.

13.   AUTHORITY. The parties hereto:  (i) agree to execute any and all documents, and to take any other action, that may be necessary to carry out the express terms and intent of this Amendment; (ii) represent that the individuals executing this Amendment on behalf of Landlord and Tenant are duly authorized and empowered to execute this Amendment; and (iii) agree that this document shall not be construed against any party due to said party drafting this Amendment.  This Amendment may be executed in counterparts.

14.   BINDING EFFECT. The terms of this Amendment shall be binding upon the parties hereto and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto set forth their hands and seals as of the date first set forth above.

ATTEST/WITNESS:	LANDLORD:

FP STERLING PARK II, LLC, a Virginia limited liability company By: First Potomac Realty Investment Limited Partnership Its Sole Member By: First Potomac Realty Trust Its General Partner
/s/ Joanie Courney	By: /s/ Mary T. Wacker
Joanie Courney	Name: Mary T. Wacker
Title: Regional Vice President
Date: June 25, 2010

ATTEST/WITNESS:	TENANT:

SUTRON CORPORATION a Virginia corporation

/s/ Sidney C. Hooper	By: /s/ Raul S. McQuivey
Sidney C. Hooper	Name: Raul S. McQuivey
Title: Chief Executive Officer
Date: 24 June 2010

F:\Home\TIM\1st Potomac\Sterling Park\Sterling Park\Sutron Corporation First Amendment.doc

EXHIBIT C

DECLARATION OF LEASE COMMENCEMENT

THIS DECLARATION is attached to and made a part of that certain First Amendment to Deed of Lease dated the ___ day of __________, 2010, (“Amendment”) by and between FP Sterling Park II, LLC (“Landlord”) and Sutron Corporation (“Tenant”).

Landlord and Tenant entered into the Amendment to amend that certain Deed of Lease dated November 17, 2008 by and between Landlord and Tenant (as amended, the “Lease”).  All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Lease, unless otherwise indicated.

Landlord and Tenant do hereby declare that the Expansion Premises Commencement Date is hereby established to be __________ __, 20__.  The Lease is in full force and effect as of the date hereof, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date.

IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration under seal this __ day of __________, 20___.

ATTEST/WITNESS:	LANDLORD:
FP Sterling Park II, LLC, a Virginia Limited Liability Company By: First Potomac Realty Investment Limited Partnership Its Sole Member By: First Potomac Realty Trust Its General Partner
___________________________________	By:________________________________
Name:______________________________
Title:_______________________________
Date:_______________________________

ATTEST/WITNESS:	TENANT:
Sutron Corporation,
a Virginia Corporation
___________________________________	By:________________________________
Name:______________________________
Title:_______________________________
Date:_______________________________

C-1